Exhibit 99.1

Contacts:

Raymond Jones Investor Relations 206-470-7137 ir@zillow.com	Katie Curnutte Public Relations 206-757-2785 press@zillow.com

ZILLOW, INC. REPORTS RECORD SECOND QUARTER 2013 RESULTS

•	Record Revenue of $46.9 million, up 69% over second quarter 2012.

•	Record Marketplace Revenue of $36.5 million, up 86% over second quarter 2012.

•	Record quarterly and all-time traffic, topping a record 61 million monthly unique users on mobile and Web in July 2013 (up 66% year-over-year).

•	Premier Agent count grew 71% year-over-year, adding a record 4,777 quarterly subscribers.

SEATTLE – August 6, 2013 – Zillow, Inc. (NASDAQ:Z), the leading real estate and home-related marketplace, today announced financial results for the quarter ended June 30, 2013.

“The second quarter was a tremendous one for Zillow as our focus and investments delivered record revenue, traffic and Premier Agent growth,” said Spencer Rascoff, CEO of Zillow, Inc. “We’re executing to the long game and making great progress against our strategic priorities to grow audience and gain market share, grow our Premier Agent business, and grow our emerging marketplaces. We’ve seen substantial audience growth with another record traffic month in July with more than 61 million unique users on mobile and Web, and we added a record number of Premier Agent subscribers during the quarter. Also, our emerging marketplaces are taking flight as Mortgages Revenue more than doubled in the quarter compared to last year, and we’re beginning to test monetization in our growing Rentals Marketplace.”

Second Quarter 2013 Financial Highlights

•	Revenue increased 69% to a record $46.9 million from $27.8 million in the second quarter of 2012.

•	Marketplace Revenue increased 86% to a record $36.5 million from $19.6 million in the second quarter of 2012.

•	Real Estate Revenue grew 80% to $30.6 million from $17.0 million in the second quarter of 2012.

•	Mortgages Revenue grew 126% to $5.8 million from $2.6 million in the second quarter of 2012.

•	Display Revenue increased 29% to $10.5 million from $8.1 million in the second quarter of 2012.

•

Due primarily to a non-recurring acceleration of share-based compensation expense of $7.1 million relating to a prior acquisition and a previously announced increase in marketing and advertising expenses, GAAP net loss was $10.2 million in the second quarter of 2013, compared to GAAP net income of $1.3 million in the second quarter of 2012.

•

Adjusted EBITDA was $5.3 million, or 11% of revenue, compared to $5.3 million in the second quarter of 2012, or 19% of revenue, due primarily to an exceptionally strong quarter for Display Revenue, better than anticipated Marketplace Revenue, and high operating leverage in our model.

•	Basic and diluted loss per share was $0.30, compared to basic and diluted earnings per share of $0.05 and $0.04, respectively, in the same period last year.

Operating and Business Highlights

•

Zillow’s audience continues to grow substantially, with traffic reaching a record of more than 61 million monthly unique users on mobile and Web in July 2013, an increase of 66% year-over-year. Average monthly unique users during the second quarter of 2013 were a record 54.3 million, up 62% year-over-year.

•

Visits to Zillow via a mobile device nearly doubled year-over-year in the second quarter of 2013, and in July 2013 more than 321 million homes were viewed on Zillow via a mobile device. That equates to 120 homes per second. Today, 60% of visits to Zillow occur on a mobile device, jumping to nearly 70% on weekends. Zillow operates 24 apps across seven platforms.

•

Premier Agent subscribers increased by a record 4,777 in the second quarter of 2013, and totaled 38,807 on June 30, 2013, up 71% year-over-year. Average monthly revenue per subscriber in the second quarter of 2013 was $266, which increased from $263 year-over-year. Premier Agent revenue is reported as part of Marketplace Revenue.

•

Zillow continued its investment in brand advertising this quarter, with the launch of a second TV spot in June, entitled “Long Distance.” Zillow now has two TV spots airing nationwide as part of its first advertising campaign, called “Find Your Way Home.”

•	In August 2013, Zillow Rentals began testing monetization with a fee-based featured properties listing program for multi-family property managers, providing premier placement in local listings.

•

Following our October 2012 acquisition of Buyfolio, Zillow began the roll-out of Agentfolio, a private and collaborative mobile- and Web-based shopping experience for Premier Agents and their clients, in June 2013. Now live in six major markets with plans for more underway, Agentfolio helps agents communicate better with their clients, which increases the value of agents in the home shopping experience.

•

On August 7, 2013, President Barack Obama will answer questions submitted by consumers in an event hosted by Zillow. The event, Zillow Presents: A Better Bargain for Responsible Homeowners – President Obama Answers Your Questions on Housing, will be moderated by Zillow CEO Spencer Rascoff, and Zillow plans to live stream to Zillow.com/whitehouse at 10 a.m. PDT/1 p.m. EDT.

•

For the second quarter in a row, Zillow executives will consider questions submitted via Twitter and Facebook during its second quarter earnings call, with the hashtag #ZEarnings, in addition to questions submitted by those dialed in.

Quarterly Conference Call to Include Business Outlook

Zillow management will discuss Zillow, Inc.’s second quarter of 2013 financial results, as well as the third quarter and full year 2013 business outlook in a conference call today at 2 p.m. PDT (5 p.m. EDT) that will also be webcast live. The live webcast of the conference call will be available on the investor relations section of Zillow, Inc.’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 20442479. Callers outside the United States may dial 443-863-7921 with conference ID# 20442479. Questions submitted via Zillow’s Twitter account (www.twitter.com/zillow) using the hashtag #ZEarnings, and questions posted on the Zillow Facebook page (www.facebook.com/zillow) will be considered during the Q&A portion of the call, in addition to questions submitted by those dialed in. Following completion of the call, a recorded replay of the webcast and a copy of the prepared remarks will be available on the investor relations section of Zillow, Inc.’s website. The recorded replay will be available until August 13, 2013. To listen to the telephone replay, call toll-free 855-859-2056 with conference ID# 20442479. Callers outside the United States may dial 404-537-3406 with conference ID# 20442479.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, the statements regarding our belief about execution of our strategic priorities, growth in our marketplaces and audience, the date and content of and participants in future events to be hosted by Zillow, and expansion of Agentfolio. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in Zillow’s actual results from those anticipated in these forward-looking statements may result from actions taken by Zillow as well as from risks and uncertainties beyond Zillow’s control. Factors that may contribute to such differences include, but are not limited to, Zillow’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on Zillow’s business; Zillow’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow’s ability to increase awareness of the Zillow brand; Zillow’s ability to maintain or establish relationships with listings and data providers; Zillow’s ability to attract consumers to Zillow’s mobile applications and websites; Zillow’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; Zillow’s ability to compete successfully against existing or future competitors; the reliable performance of Zillow’s network infrastructure and content delivery processes; and Zillow’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow’s business and financial results, please review the “Risk Factors” described in Zillow’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission, or SEC, and in Zillow’s other filings with the SEC. Except as may be required by law, Zillow does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

About Zillow, Inc.

Zillow, Inc. (NASDAQ: Z) operates the leading real estate and home-related information marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming more than 61 million monthly unique users in July 2013, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgage Marketplace, Zillow Rentals, Zillow Digs™, Postlets®, Diverse Solutions®, Agentfolio™, Mortech™ and HotPads™. Zillow is headquartered in Seattle.

Please visit http://investors.zillow.com/, www.zillowblog.com, www.twitter.com/zillow, and www.facebook.com/zillow, where Zillow discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10012.

Zillow.com, Zillow, Postlets and Diverse Solutions are registered trademarks of Zillow, Inc.

Mortech, HotPads, Digs and Agentfolio are trademarks of Zillow, Inc.

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$131,552	$150,040
Short-term investments	38,138	44,054
Accounts receivable, net	13,083	8,655
Prepaid expenses and other current assets	3,081	2,652

Total current assets	185,854	205,401
Long-term investments	38,368	9,389
Property and equipment, net	19,117	13,634
Goodwill	54,284	54,284
Intangible assets, net	19,597	21,248
Other assets	312	279

Total assets	$317,532	$304,235

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,817	$3,158
Accrued expenses and other current liabilities	3,473	6,318
Accrued compensation and benefits	3,853	2,514
Deferred revenue	9,308	8,349
Deferred rent, current portion	149	94

Total current liabilities	22,600	20,433
Deferred rent, net of current portion	3,308	3,485
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	3	3
Class B common stock	1	1
Additional paid-in capital	377,267	351,981
Accumulated deficit	(85,647)	(71,668)

Total shareholders’ equity	291,624	280,317

Total liabilities and shareholders’ equity	$317,532	$304,235

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$46,920	$27,765	$85,886	$50,598
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	4,294	3,264	8,424	6,614
Sales and marketing (2)	32,924	12,153	52,718	20,468
Technology and development (2)	11,071	5,818	21,682	10,848
General and administrative (2)	8,978	5,232	17,211	9,677

Total costs and expenses	57,267	26,467	100,035	47,607

Income (loss) from operations	(10,347)	1,298	(14,149)	2,991
Other income	115	34	170	65

Net income (loss)	$(10,232)	$1,332	$(13,979)	$3,056

Net income (loss) per share — basic	$(0.30)	$0.05	$(0.41)	$0.11
Net income (loss) per share — diluted	$(0.30)	$0.04	$(0.41)	$0.10
Weighted-average shares outstanding — basic	34,553	28,946	34,164	28,647
Weighted-average shares outstanding — diluted	34,553	31,320	34,164	31,163
(1) Amortization of website development costs and intangible assets included in technology and development	$4,492	$2,374	$8,700	$4,378

(2) Includes share-based compensation expense as follows:
Cost of revenue	$176	$92	$339	$177
Sales and marketing	7,777	289	9,004	479
Technology and development	1,034	498	2,068	808
General and administrative	1,480	346	3,202	1,179

Total	$10,467	$1,225	$14,613	$2,643

Other Financial Data:
Adjusted EBITDA (3)	$5,275	$5,272	$10,398	$10,719

(3)	See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2012
Operating activities
Net income (loss)	$(13,979)	$3,056
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,934	5,085
Share-based compensation expense	14,613	2,643
Loss on disposal of property and equipment	668	69
Bad debt expense	765	280
Deferred rent	(122)	900
Amortization of bond premium	210	398
Changes in operating assets and liabilities:
Accounts receivable	(5,193)	(2,397)
Prepaid expenses and other assets	(462)	1,464
Accounts payable	2,659	1,570
Accrued expenses	(1,506)	1,076
Deferred revenue	959	2,920

Net cash provided by operating activities	8,546	17,064
Investing activities
Proceeds from maturities of investments	33,000	—
Purchases of investments	(56,272)	—
Purchases of property and equipment	(10,996)	(5,898)
Purchases of intangible assets	(1,707)	(1,688)
Acquisitions, net of cash acquired of $0 in 2013 and $2,029 in 2012	—	(36,405)

Net cash used in investing activities	(35,975)	(43,991)
Financing activities
Proceeds from exercise of Class A common stock options	8,941	4,793

Net cash provided by financing activities	8,941	4,793
Net decrease in cash and cash equivalents during period	(18,488)	(22,134)
Cash and cash equivalents at beginning of period	150,040	47,926

Cash and cash equivalents at end of period	$131,552	$25,792

Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$1,732	$1,081
Write-off of fully depreciated property and equipment	$792	$—

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(10,232)	$1,332	$(13,979)	$3,056
Other income	(115)	(34)	(170)	(65)
Depreciation and amortization expense	5,155	2,749	9,934	5,085
Share-based compensation expense	10,467	1,225	14,613	2,643

Adjusted EBITDA	$5,275	$5,272	$10,398	$10,719

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Marketplace revenue:
Real estate	$30,637	$17,046	$56,746	$31,231
Mortgages	5,814	2,577	10,723	4,985

Total Marketplace revenue	36,451	19,623	67,469	36,216
Display revenue	10,469	8,142	18,417	14,382

Total revenue	$46,920	$27,765	$85,886	$50,598

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Percentage of Total Revenue:
Marketplace revenue:
Real estate	65%	61%	66%	62%
Mortgages	12%	9%	12%	10%

Total Marketplace revenue	78%	71%	78%	72%
Display revenue	22%	29%	21%	28%

Total revenue	100%	100%	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended June 30,		2012 to 2013 % Change
	2013	2012
	(in thousands)
Unique Users	54,317	33,474	62%

Unique users source: We measure unique users with Google Analytics.

	At June 30,		2012 to 2013 % Change
	2013	2012
Premier Agent Subscribers	38,807	22,696	71%